Exhibit 10.1

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (this “Agreement”), dated effective as of May 27, 2025, is entered into by and between Alpha Modus Holdings, Inc. (the “Company”), and The WRA 2023 Irrevocable Trust, The Janet Alessi 2023 Irrevocable Trust, The Isabella Alessi 2023 Irrevocable Trust, and The Kim Alessi Richter Irrevocable Trust (collectively the “Stockholders”).

1.Exchange. In consideration of the return and cancellation of 800,000 shares of Series C Preferred Stock by each of the Stockholders, the Company shall issue 6,519,967 shares of Class A common stock to each of the Stockholders. The Stockholders shall not sell or transfer such shares (except to an affiliate) until June 13, 2026.

2.Miscellaneous. This Agreement set forth the parties’ final and entire agreement with respect to the subject matter hereof, may not be changed or terminated orally and shall be governed by and shall be construed in accordance with the laws of the State of North Carolina applicable to contracts made and to be performed in North Carolina.

IN WITNESS WHEREOF, the parties have duly executed this Option Agreement on the date first above written.

COMPANY:

ALPHA MODUS HOLDINGS, INC.

By:	/s/ William Alessi
William Alessi
CEO

STOCKHOLDERS:

The WRA 2023 Irrevocable Trust

By:	/s/ Sonia Alessi
Sonia Alessi
Trustee

The Janet Alessi 2023 Irrevocable Trust

By:	/s/ Sonia Alessi
Sonia Alessi
Trustee

The Isabella Alessi 2023 Irrevocable Trust

By:	/s/ Sonia Alessi
Sonia Alessi
Trustee

The Kim Alessi Richter Irrevocable Trust

By:	/s/ Sonia Alessi
Sonia Alessi
Trustee